Exhibit 10.2

MEMBERSHIP INTEREST

ACQUISITION AGREEMENT

THIS MEMBERSHIP INTEREST ACQUISITION AGREEMENT (this “Agreement”) is made and entered into effective as of December 28, 2011 by and among KW Summer House Manager, LLC (the “Company”), K-W Properties (the “Manager”), KW Summer House Executives, LLC (the “Member”) and the members of the Member set forth on Schedule A hereto (the “Executives” and together with the Company, Manager and the Member, the “Parties”), as follows:

RECITALS

WHEREAS, the Member is a member of, and owns a 11.10% membership interest in, the Company;

WHEREAS, the Company is a member of, and owns a membership interest in, KW Alameda Member, LLC (“Fund”) pursuant to the Fund’s Fifth Amended and Restated Limited Liability Company Operating Agreement, dated October 18, 2010 (the “Fund Agreement”), which membership interest in the Fund is the Company’s sole asset. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Fund Agreement;

WHEREAS, each Executive desires to acquire from the Member its membership interest in the Company, as set forth opposite such Executive’s name under the heading “Company Membership Interest” on Schedule A hereto (“Company Membership Interest”), and the Member desires to transfer such Company Membership Interest to each Executive in exchange for 90% of the Executive’s membership interest in the Member, as set forth opposite such Executive’s name under the heading “EM Membership Interest” on Schedule A hereto (“EM Membership Interest”) (the “Acquisition Transaction”);

WHEREAS, upon the consummation of the Acquisition Transaction, the Company desires to transfer to each Executive his or her Fund Membership Interest (as hereinafter defined) in liquidation of each Executive’s Company Membership Interest and each Executive desires to accept such Fund Membership Interest in liquidation of his or her Company Membership Interest (the “Fund Transaction”). As used in this Agreement, the term “Fund Membership Interest” shall mean each Executive’s proportionate amount of the Company’s membership interest in the Fund, including, without limitation: (a) each Executive’s proportionate amount of the Company’s Capital Account in the Fund, (b) each Executive’s proportionate amount of the Company’s Percentage Interest in the Fund, which, for the avoidance of doubt, shall include the right to receive such Executive’s proportionate share (based on the relative Company Membership Interest) of 11.10% of the amount otherwise distributable to the Company pursuant to Sections 4.1(c) and (d) of the Fund Agreement, and without duplication (c) the right to receive such Executive’s proportionate share (based on relative Company Membership Interests) of 11.10% of (1) the amounts distributable to the Company pursuant to Sections 4.1(f) and (g) of

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the Fund Agreement, net of such Executive’s proportionate share (based on relative Company Membership Interests) of 11.10% of all amounts payable by the Company to RREEF America REIT III Corp. FF under Section 5.4 of the Company’s Second Amended and Restated Operating Agreement , dated as of May 11, 2010, and (2) any fees payable to the Company in its capacity as Sponsor of the Fund pursuant to the Fund Agreement, including, without limitation, Section 5.3(a) of the Fund Agreement, for the avoidance of doubt, however, excluding any such amounts paid to a designated Affiliate of the Company in accordance with the Fund Agreement and (d) the obligation to fund Additional Capital Contributions pursuant to Section 3.3(b) of the Fund Agreement, but excluding (i) any obligation to provide any guaranty or indemnity under Sections 3.5(b) and 5.8 of the Fund Agreement, (ii) any liability arising from the Company’s actions or omissions in its capacity as Managing Member of the Fund, whether arising before or after the date hereof (any such obligations and/or liability under the foregoing clauses (i)-(ii) remaining with the Company), and (iii) any voting or approval rights granted to the Company in the Fund Agreement (any such rights under clause (iii) remaining with the Company);

WHEREAS, upon the consummation of the Acquisition Transaction and the Fund Transaction, each Executive desires to contribute and convey his or her Fund Membership Interest to the Member in exchange for the issuance of an EM Membership Interest and the Member desires to accept the contributions of Fund Membership Interests from each Executive (“Member Fund Membership Interest”) (“EM Membership Interest Transaction” and together with Acquisition Transaction and Fund Transaction, the “Transactions”). The Company Membership Interest, EM Membership Interest, Fund Membership Interest and Member Fund Membership Interest, collectively, are herein referred to as the “Securities”; and

WHEREAS, the Transactions have been approved by the board of directors of Kennedy-Wilson Holdings, Inc. and are intended to preserve and promote the alignment of the economic interests and incentives of the Executives with the Company and co-investors of Fund.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Acquisition of Company Membership Interests.

Each Executive hereby agrees to acquire from Member such Executive’s Company Membership Interest in exchange for 90% of his or her right, title and interest in and to such Executive’s EM Membership Interest. The Member hereby agrees to transfer the Company Membership Interest to each Executive in exchange for 90% of the Executive’s right, title and interest in and to such Executive’s EM Membership Interest.

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2.	Reacquisition of Company Membership Interests.

The Company hereby transfers, immediately upon the consummation of the transactions described in Section 1 hereof, to each Executive, the Company’s right, title and interest in and to such Executive’s Fund Membership Interest in liquidation of such Executive’s Company Membership Interest. Each Executive hereby accepts from the Company, the Company’s right, title and interest in and to such Executive’s Fund Membership Interest in liquidation of such Executive’s Company Membership Interest.

3.	Contribution of Fund Membership Interests.

Each Executive hereby agrees to contribute, immediately upon the consummation of the transactions described in Section 2 hereof, his or her Fund Membership Interest to the Member in exchange for the issuance of such Executive’s allocated amount of the newly issued EM Membership Interest. The Member hereby agrees to accept from each Executive, his or her right, title and interest in and to such Executive’s Fund Membership Interest, to issue to such Executive his or her applicable amount of the EM Membership Interest and to assume and perform all of the obligations under the Fund Agreement. Upon the effectiveness of the Transactions in accordance with the terms hereof, each Executive’s Company Membership Interest shall be cancelled and shall no longer be issued and outstanding, each Executive shall no longer be a member of the Company, and, pursuant to that certain First Amendment to Fifth Amended and Restated Limited Liability Company Operating Agreement of KW Alameda Member LLC and Consent to Transfer of Membership Interests, dated as of the date hereof, the Member shall be admitted as a member of the Fund in respect of the Member Fund Membership Interest, in accordance with the terms thereof.

4.	Representations and Warranties of the Executives.

Each Executive hereby represents and warrants to the Member and the Company as follows:

(a) Such Executive has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

(b) This Agreement is such Executive’s legal, valid and binding obligation, enforceable against such Executive in accordance with its terms;

(c) Such Executive is the sole owner, of record, and has the sole power of disposition over his or her EM Membership Interest transferred hereby and owns such EM Membership Interest free and clear of all encumbrances; and

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(d) The representations set forth in Section 6(f) of that certain First Amendment to Fifth Amended and Restated Limited Liability Company Operating Agreement of KW Alameda Member LLC and Consent to Transfer of Membership Interests, dated as of the date hereof.

5.	Representations and Warranties of the Member.

The Member hereby represents and warrants to each Executive and the Company as follows:

(a) The Member has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

(b) This Agreement is the Member’s legal, valid and binding obligation, enforceable against the Member in accordance with its terms; and

(c) The Member is the sole owner, beneficially and of record, of the Company Membership Interest transferred hereby and that it owns such Company Membership Interest free and clear of all encumbrances.

6.	Representations and Warranties of the Company.

The Company hereby represents and warrants to each Executive and the Member as follows:

(a) The Company has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

(b) This Agreement is the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms;

(c) The Company is the sole owner, beneficially and of record, of the Fund Membership Interest transferred hereby and that it owns such Fund Membership Interest free and clear of all encumbrances; and

(d) The Company has distributed to its members all amounts remaining in the Company’s bank account(s) in accordance with the priorities set forth in the Company’s Second Amended and Restated Operating Agreement, dated as of May 11, 2010, and, accordingly, the Company’s membership interest in the Fund is the Company’s sole asset.

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7.	Tax Matters.

(a) The Parties intend the Transactions to be treated, and will report the Transactions, as follows for U.S. federal income tax purposes:

(i) The transfers that occur between Member or the Company on one hand, and the Executives on the other hand, shall be disregarded; and

(ii) The Company shall be treated as transferring to Member the Fund Membership Interest in liquidation of the Company Membership Interest owned by Member in a tax free distribution under Section 731 of the Internal Revenue Code of 1986, as amended.

(b) Each Party hereto acknowledges and agrees that it has not received and is not relying on tax advice from any other Party hereto, and that it has and will continue to consult its own advisors with respect to all tax matters with respect to the Transactions and this Agreement. The Parties acknowledge that as a result of the Transactions and the transactions contemplated by that (i) certain Membership Interest Acquisition Agreement, dated the date hereof, by and between the Company and Kenedix GP, LLC, pursuant to which the Company is acquiring certain membership interest in itself in exchange for a proportionate amount of the Company’s membership interest in the Fund and (ii) certain Membership Interest Acquisition Agreement, dated the date hereof, by and between the Company and LF Summer House LLC, pursuant to which the Company is acquiring certain membership interest in itself in exchange for a proportionate amount of the Company’s membership interest in the Fund, the Company’s status as a partnership for U.S. federal income tax purposes will terminate and the Manager (at the Manager’s expense) shall cause to be prepared on behalf of the Company a short year tax return for the Company in a manner consistent with the terms of the Company’s Second Amended and Restated Operating Agreement, dated May 11, 2010.

8.	Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors, heirs, administrators and assigns.

(b) Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by the relevant Party against whom enforcement is sought.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same

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agreement. The Parties hereby acknowledge and agree that signatures transmitted by facsimile or by pdf shall be legal and binding and shall have the same full force and effect as if an original of this Agreement had been delivered.

(e) Further Assurances.

(i) Each Party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required hereunder or by law, to effectuate the terms of this Agreement.

(ii) In furtherance of the foregoing, from and after the date hereof to the extent the Company receives any distributions from the Fund with respect to Fund Membership Interests that belong to the Member, the Company acknowledges and agrees that it is receiving such distributions solely as an agent of the Member and will promptly distribute such funds to the Member as the rightful beneficial owner. Furthermore, the Company hereby agrees to irrevocably instruct Fund, immediately upon the consummation of the transactions described in Section 3 hereof, to distribute to the Member the amounts to which Member is entitled pursuant to clause (c) of the definition of Fund Membership Interest.

(f) Indemnification. Notwithstanding anything to the contrary contained herein, the Manager shall indemnify, defend and hold harmless the Member, on an after-tax basis, from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, costs and expenses (including but not limited to any U.S. federal and state income taxes and interest and penalties thereon in the case of the following clause (i)) (i) resulting from the Transaction not being treated for U.S. federal and state income tax purposes in a manner consistent with Section 7(a) of this Agreement, (ii) incurred by the Member to any Member of Fund as a result of the representations and warranties given by the Member under Section 6 of the First Amendment to Fifth Amended and Restated Limited Liability Company Operating Agreement of KW Alameda Member LLC and Consent to Transfer of Membership Interests, dated as of the date hereof, (iii) incurred by the Member to PCCP CSGF Summer House, LLC as a result of the indemnity given by the Member under the last sentence of Section 1(c) of the First Amendment to Fifth Amended and Restated Limited Liability Company Operating Agreement of KW Alameda Member LLC and Consent to Transfer of Membership Interests, dated as of the date hereof, (iv) incurred by the Member arising from any action taken against the Member to the extent such action was made possible by the recourse nature of a loan under Section 3.4(a)(Z) of the Fund Agreement in the event that the Member is a Defaulting Member pursuant to Section 3.4 of the Fund Agreement and a Defaulting Member’s Contribution in respect thereof is elected to be treated as a recourse loan in accordance with the terms thereof, and (v) arising from the Company’s actions or omissions in its capacity as Managing Member of the Fund, whether arising before or after the date hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

“COMPANY”			“MEMBER”

KW Summer House Manager, LLC			KW Summer House Executives, LLC

By:	K-W Properties,		By:	/s/ Robert E. Hart
	its sole member		Name:	Robert E. Hart
			Title:	Manager

	By:	/s/ Robert E. Hart
	Name:	Robert E. Hart
	Title:	Vice President

“MANAGER”

K-W Properties

By:	/s/ Robert E. Hart
Name:	Robert E. Hart
Title:	Vice President

“EXECUTIVES”

/s/ William J. McMorrow			/s/ Robert Hart
William J. McMorrow as Trustee of the William J. McMorrow Revocable Trust dated 1/28/98			Robert Hart as Trustee of the Robert and Cynthia Hart Living Trust dated 11/9/07

/s/ Freeman Lyle			/s/ James Rosten
Freeman Lyle			James Rosten as Trustee of the Rosten Family Trust dated 5/14/08

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/s/ Donald Herrema	/s/ Kurt Zech
Donald Herrema	Kurt Zech

/s/ Barry Schlesinger	/s/ Stuart Cramer
Barry Schlesinger as Trustee of the Barry Schlesinger Trust dated 2/14/92	Stuart Cramer

/s/ Mary Ricks	/s/ Stephen Henry
Mary Ricks as Trustee of the Mary L. Ricks Revocable Trust dated 2/7/00	Stephen Henry

/s/ Lauren Pressman Greenfield	/s/ Phillip Wintner
Lauren Pressman Greenfield	Phillip Wintner

/s/ John Prabhu	/s/ Edmond Sachse
John Prabhu as Trustee of The John Prabhu Family Trust dated 1/31/01	Edmond Sachse as Trustee of the Sachse Family Trust dated 9/2/91

/s/ Lee J. Shapiro	/s/ Tyson Strutzenburg
Lee J. Shapiro as President of LMMR Investments	Tyson Strutzenburg

/s/ Stephen Phyrr	/s/ Joan Kramer
Stephen Phyrr	Joan Kramer

/s/ Kourosh Blourtchi	/s/ Stephen Jordan
Kourosh Blourtchi	Stephen Jordan

/s/ Robert Cord
Robert Cord as Trustee of the Hursh Cord Family Trust dated 7/25/02

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Schedule A

Name of Executive	EM Membership Interest	Company Membership Interest
William J. McMorrow as Trustee of the William J. McMorrow Revocable Trust dated 1/28/98	22.09%	2.45%

Robert Hart as Trustee of the Robert and Cynthia Hart Living Trust dated 11/9/07	14.73%	1.63%

Freeman Lyle	7.36%	0.82%

James Rosten as Trustee of the Rosten Family Trust dated 5/14/08	7.36%	0.82%

Donald Herrema	7.36%	0.82%

Kurt Zech	5.89%	0.65%

Barry Schlesinger as Trustee of the Barry Schlesinger Trust dated 2/14/92	3.68%	0.41%

Stuart Cramer	3.68%	0.41%

Mary Ricks as Trustee of the Mary L. Ricks Revocable Trust dated 2/7/00	3.68%	0.41%

Stephen Henry	3.68%	0.41%

Lauren Pressman Greenfield	3.68%	0.41%

Phillip Wintner	3.68%	0.41%

John Prabhu as Trustee of The John Prabhu Family Trust dated 1/31/01	2.21%	0.25%

Edmond Sachse as Trustee of the Sachse Family Trust dated 9/2/91	1.84%	0.20%

Lee J. Shapiro as President of LMMR Investments	1.84%	0.20%

Tyson Strutzenburg	1.77%	0.20%

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Name of Executive	EM Membership Interest	Company Membership Interest
Stephen Phyrr	1.47%	0.16%

Joan Kramer	1.47%	0.16%

Kourosh Blourtchi	1.03%	0.11%

Stephen Jordan	0.74%	0.08%

Robert Cord as Trustee of the Hursh Cord Family Trust dated 7/25/02	0.74%	0.08%

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